Exhibit 23.1

Consent of Independent Auditors

Board of Directors
BioCheck, Inc.
Foster City, California

CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS

We consent to the use of our audit report dated January 23, 2006, with respect to the balance sheets of BioCheck, Inc., as of December 31, 2004 and 2003, and the related statements of operations, stockholders’ equity and cash flows for the years then ended, which report appears in the Form 8-K/A of Oxis International, Inc. dated February 10, 2006.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

February 9, 2006